UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2025 (July 16, 2025)

OFS Capital Corporation
(Exact name of Registrant as specified in its charter)

Delaware	814-00813	46-1339639
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Adams Street, Suite 1850 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 734-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OFS	The Nasdaq Global Select Market
4.95% Notes due 2028	OFSSH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On July 16, 2025, OFS Capital Corporation, a Delaware corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, OFS Capital Management, LLC, OFS Capital Services, LLC, Lucid Capital Markets, LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein, in connection with the issuance, offer and sale of $69,000,000 aggregate principal amount of the Company’s 7.50% notes due 2028 (the “Notes”), which includes the purchase of $9,000,000 in Notes to cover over-allotments.

The offering of the Notes was made pursuant to the Registration Statement on Form N-2 (File No. 333-278170), the preliminary prospectus filed with the Securities and Exchange Commission (the “SEC”) on July 16, 2025, the pricing term sheet filed with the SEC on July 17, 2025 and the final prospectus supplement filed with the SEC on July 17, 2025.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement filed with this report as Exhibit 1.1 and which is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement dated July 16, 2025 by and among OFS Capital Corporation, OFS Capital Management, LLC, OFS Capital Services, LLC, Lucid Capital Markets, LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFS CAPITAL CORPORATION

Date: July 22, 2025	By:	/s/ Bilal Rashid
Chief Executive Officer